EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Annual Report on Form 10-KSB for the year ended December 31, 1998 of our report dated March 14, 1999, appearing in the registration statement on Form S-8 (file no. 333-37351) of SAC Technologies, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 which became effective October 7, 1997.



/s/ Divine, Scherzer & Brody, Ltd.



Minneapolis, Minnesota
March 14, 1999